Exhibit 99.1
Hanesbrands Inc
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. CONFIRMS 2010 SALES GROWTH EXPECTATIONS OF 5% AND REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS
WINSTON-SALEM, N.C. (Jan. 27, 2010) — Hanesbrands Inc. (NYSE: HBI), one of the world’s largest apparel essentials companies, today reported results for the fourth-quarter and full-year 2009, a year in which the company managed through the recession and created strong momentum for growth in 2010.
The company reaffirmed that it expects sales growth of approximately 5 percent in 2010, led by significant shelf-space and distribution gains, and expects free cash flow generation of $300 million or more.
In the 2009 fourth quarter, Hanesbrands’ net sales run rate was consistent with the company’s stated expectations, and the company generated strong free cash flow. Also in the quarter, the company refinanced its capital structure to provide better flexibility for growth.
Key fourth-quarter and full-year 2009 performance measures include:
•	Q4 EPS loss of $(0.01) but Q4 non-GAAP EPS excluding actions up 12 percent to $0.56.

•	Q4 net sales of $988.7 million up 1 percent after adjusting for the company’s 53rd week last year.

•	Full-year free cash flow generation of $326 million, with proceeds used to reduce debt by $284 million and fund $75 million in cash fees and costs associated with debt refinancing during the year.
“We successfully navigated the recession of 2009 and emerged with momentum for growth in 2010,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “We are fully focused on leveraging the growth platform that we have built. With our strong brands and our low-cost global supply chain, we are in a great position to expand market share in all of our key geographies.”

Hanesbrands Inc. Confirms 2010 Sales Growth Expectations of 5% and
Reports Fourth-Quarter and Full-Year 2009 Results — Page 2
2009 Noteworthy Financial Highlights
Selected highlights for the full year and quarter ended Jan. 2, 2010, compared with the year-ago periods ended Jan. 3, 2009, include:
•	Excluding last year’s 53rd week, net sales were $988.7 million in the fourth quarter, up 1 percent, and were $3.9 billion for the full year, down 7 percent.

Fourth-quarter sales for the company’s largest segment, Innerwear, increased by 5 percent, excluding last year’s extra week, with strong shipments for male underwear.

•	Operating profit was $270.9 million in 2009, down from $317.5 million a year ago. Excluding actions, the operating profit margin for the year was 8.8 percent, compared with 9.7 percent a year ago.

The company opportunistically invested an incremental $17 million in trade spending, media and other items in the fourth quarter to support its 2010 space gains.

“We took advantage of investment opportunities to support the strong growth prospects we have for 2010,” Noll said. “With these investments, our full-year operating profit margin slipped below 9 percent.”

The company believes its ongoing operating profit margin improvement goal of 50 to 100 basis points annually is reasonable for 2010, even with the current commodity cost levels.

•	Diluted earnings per share for the year were $0.54 compared with $1.34 a year ago, and diluted EPS for the fourth quarter decreased to a loss of $(0.01) from earnings of $0.19.

The effective income tax rate decreased to 12 percent for the full year, reflecting a higher mix of foreign profit due in part to domestic restructuring charges and debt refinancing costs.

In 2010, the company expects interest expense to decrease by $20 million to $25 million due to deleveraging.

“We have potential for significant earnings growth in 2010,” Noll said. “When you combine the benefits of expected sales growth, operating margin improvement, and lower interest expense, we could see EPS growth of at least 25 percent and possibly up to 35 percent or more in 2010. To reach the higher levels of growth, we may need a slight increase in overall consumer-spending levels, potential price increases to offset any systemic inflation, or additional effective use of free cash flow.”

Hanesbrands Inc. Confirms 2010 Sales Growth Expectations of 5% and
Reports Fourth-Quarter and Full-Year 2009 Results — Page 3
•	In 2009, the company generated $326 million in free cash flow. The company used $53 million in cash in the fourth quarter to complete its debt refinancing that created a growth-focused capital structure. For the year, the company reduced debt by $284 million and reduced its year-end inventory by $241 million, beating its inventory-reduction goal of $150 million.

Hanesbrands’ new strategic capital structure enables the company to simultaneously reduce leverage and consider acquisition opportunities. In addition to giving the company much more flexibility in its use of cash flow, the refinancing provides a stable long-term capital structure with extended debt maturities and comparable rates.

“We are in a good position for 2010 with our capital structure solidly aligned with our efforts to drive growth by taking advantage of our strong brands and our low-cost global supply chain,” Hanesbrands Executive Vice President and Chief Financial Officer E. Lee Wyatt said.
(Free cash flow is defined as net cash provided by operating activities, which was $415 million in 2009, less net capital expenditures, which totaled $89 million in 2009. Also, see Table 4 for details and reconciliation with reported operating results consistent with generally accepted accounting principles. Diluted EPS excluding actions, operating profit excluding actions, gross profit excluding actions, SG&A excluding actions, net income excluding actions, EBITDA, or earnings before interest, taxes, depreciation and amortization, and the margins on sales of these measures are non-GAAP measures used to better assess underlying business performance because they exclude the effect of unusual actions that are not directly related to operations. The unusual actions in the current or year-ago periods were restructuring and related charges, nonrecurring spinoff-related and other expenses, other expense (income), and the tax effect on these items.)
Other Comments
Sales and Brand Building. The company solidified significant net shelf-space and distribution gains, starting primarily in early 2010. Program gains significantly outnumber program losses, and the company expects the net space gains to generate approximately 5 percent incremental sales growth in 2010, or approximately $200 million, independent of a consumer spending rebound. If consumer spending does rebound, the company has potential for additional upside sales growth in the second half of 2010.
The company’s brands continue to dominate in Retailing Today magazine’s “Top Brands Study,” with Hanes ranked as the consumer preferred apparel brand in 2009 for men’s, children’s and intimate apparel.
Supply Chain Globalization. Hanesbrands has substantially completed its global supply chain realignment with the October start-up of its Nanjing, China, fabric production plant, which is ramping up on schedule. The company is focused on leveraging and optimizing its supply chain organized around three clusters of fabric and finished-goods production in the Caribbean Basin, Central America and Asia.

Hanesbrands Inc. Confirms 2010 Sales Growth Expectations of 5% and
Reports Fourth-Quarter and Full-Year 2009 Results — Page 4
Segment Reporting. Beginning with the reporting of fourth quarter 2009 financial results, the company has added Direct to Consumer retail operations as a reporting segment. In the company’s upcoming 10-K annual report, the past three years of financial performance will be restated to reflect the new segment. Direct to Consumer sales, which were previously reported within the Innerwear segment, are increasingly composed of Outerwear product sales and therefore are most appropriately represented as a separate segment.
Update on Haiti Contract Operations
Production has resumed and is ramping up at the company’s contract T-shirt sewing operations that were affected by the Jan. 12 earthquake in Haiti. With resumption of production, the addition of new contract suppliers, and added production at company-owned plants, Hanesbrands expects full pre-earthquake levels of T-shirt production as soon as mid-February. The temporary production suspension in Haiti should not have a material impact on sales of the company’s T-shirts.
The company has three primary contract sewing operations in Haiti, two of which were affected by the earthquake. The company is supplying humanitarian aid to the contract workers and to relief agencies working throughout Haiti.
Webcast Conference Call
Hanesbrands will host a live Internet audio webcast of its quarterly investor conference call at 5 p.m. EST today to review full-year and fourth-quarter results. The live Internet broadcast may be accessed on the home page of the Hanesbrands corporate Web site, www.hanesbrands.com. The call is expected to conclude by 6 p.m. EST.
An archived replay of the conference call webcast will be available in the investors section of the Hanesbrands corporate Web site. A telephone playback will be available from approximately 7 p.m. EST today until midnight EST on Feb. 3, 2010. The replay will be available by calling toll-free (800) 642-1687, or via toll call at (706) 645-9291. The replay pass code is 50975568.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our ability to successfully manage social, political, economic, legal and other conditions affecting our foreign operations and supply chain sources; the impact of natural disasters; the impact of dramatic changes in the volatile market price of cotton and increases in price of other materials used in our products; the

Hanesbrands Inc. Confirms 2010 Sales Growth Expectations of 5% and
Reports Fourth-Quarter and Full-Year 2009 Results — Page 5
impact of increases in prices of oil-related materials and other costs such as energy and utility costs; our ability to effectively manage our inventory and reduce inventory reserves; our ability to continue to effectively distribute our products through our distribution network as we continue to consolidate our distribution network; current economic conditions; consumer spending levels; the risk of inflation or deflation; financial difficulties experienced by, or loss of or reduction in sales to, any of our top customers or groups of customers; gains and losses in the shelf space that our customers devote to our products; the highly competitive and evolving nature of the industry in which we compete; our ability to keep pace with changing consumer preferences; our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; the financial ratios that our debt instruments require us to maintain; our ability to complete the execution of our consolidation and globalization strategy, including migrating our production and manufacturing operations to lower-cost locations around the world; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday apparel essentials under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 45,000 employees in more than 25 countries. More information about the company may be found on the Hanesbrands Internet Web site at www.hanesbrands.com.
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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Year Ended
	January 2, 2010	January 3, 2009	% Change	January 2, 2010	January 3, 2009	% Change
Net sales:
Innerwear	$439,712	$444,783		$1,833,616	$1,947,167
Outerwear	279,050	312,036		1,051,735	1,196,155
Hosiery	54,384	59,063		185,710	217,391
Direct to Consumer	94,681	97,305		369,739	370,163
International	120,263	120,270		437,804	496,170
Other	649	1,660		12,671	21,724

Total net sales	988,739	1,035,117	-4.5%	3,891,275	4,248,770	-8.4%

Cost of sales	665,412	725,471		2,626,001	2,871,420

Gross profit	323,327	309,646	4.4%	1,265,274	1,377,350	-8.1%
As a % of net sales	32.7%	29.9%		32.5%	32.4%

Selling, general and administrative expenses	238,326	233,340		940,530	1,009,607
As a % of net sales	24.1%	22.5%		24.2%	23.8%

Restructuring	7,569	17,908		53,888	50,263

Operating profit	77,432	58,398	32.6%	270,856	317,480	-14.7%
As a % of net sales	7.8%	5.6%		7.0%	7.5%

Other expense (income)	42,764	(634)		49,301	(634)
Interest expense, net	38,731	39,795		163,279	155,077

Income (loss) before income tax expense (benefit)	(4,063)	19,237		58,276	163,037
Income tax expense (benefit)	(2,981)	1,356		6,993	35,868

Net income (loss)	$(1,082)	$17,881	-106.1%	$51,283	$127,169	-59.7%

Earnings (loss) per share:
Basic	$(0.01)	$0.19		$0.54	$1.35
Diluted	$(0.01)	$0.19	-105.3%	$0.54	$1.34	-59.7%

Weighted average shares outstanding:
Basic	96,054	93,872		95,158	94,171
Diluted	96,054	94,752		95,668	95,164

TABLE 2
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	January 2, 2010	January 3, 2009
Assets
Cash and cash equivalents	$38,943	$67,342
Trade accounts receivable, net	450,541	404,930
Inventories	1,049,204	1,290,530
Other current assets	283,869	347,523

Total current assets	1,822,557	2,110,325

Property, net	602,826	588,189
Intangible assets and goodwill	458,216	469,445
Other noncurrent assets	442,965	366,090

Total assets	$3,326,564	$3,534,049

Liabilities
Accounts payable and accrued liabilities	$647,606	$640,910
Notes payable	66,681	61,734
Current portion of debt	107,500	45,640

Total current liabilities	821,787	748,284

Long-term debt	1,784,735	2,130,907
Other noncurrent liabilities	385,323	469,703

Total liabilities	2,991,845	3,348,894

Equity	334,719	185,155

Total liabilities and equity	$3,326,564	$3,534,049

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended
	January 2, 2010	January 3, 2009
Operating Activities:
Net income	$51,283	$127,169
Depreciation and amortization	96,755	115,145
Other noncash items	86,396	`38,919
Changes in assets and liabilities, net	180,070	(103,836)

Net cash provided by operating activities	414,504	177,397

Investing Activities:
Purchases of property and equipment, net, and other	(88,844)	(177,248)

Financing Activities:
Net repayments of notes payable, debt, stock repurchases and other	(354,174)	(104,738)

Effect of changes in foreign currency exchange rates on cash	115	(2,305)

Decrease in cash and cash equivalents	(28,399)	(106,894)

Cash and cash equivalents at beginning of year	67,342	174,236

Cash and cash equivalents at end of year	$38,943	$67,342

TABLE 4
HANESBRANDS INC.
Supplemental Financial Information
(Amounts in thousands, except per-share amounts)
(Unaudited)
Reconciliation of Reported Operating Results with
Certain Information Excluding Actions

	Quarter Ended		Year Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009
A. Excluding actions data

Gross profit	$330,195	$326,975	$1,278,050	$1,419,908
SG&A	$235,465	$232,088	$934,614	$1,009,621
Operating profit	$94,730	$94,887	$343,436	$410,287
Net income	$54,245	$46,974	$158,538	$199,064
Earnings per diluted share	$0.56	$0.50	$1.66	$2.09
Weighted average diluted shares outstanding	97,156	94,752	95,668	95,164

As a % of net sales
Gross profit	33.4%	31.6%	32.8%	33.4%
SG&A	23.8%	22.4%	24.0%	23.8%
Operating profit	9.6%	9.2%	8.8%	9.7%
Net income	5.5%	4.5%	4.1%	4.7%

B. Operating results excluding actions

Gross profit as reported	$323,327	$309,646	$1,265,274	$1,377,350
Accelerated depreciation included in Cost of sales	6,249	12,660	8,641	23,862
Inventory write-off included in Cost of sales	619	4,669	4,135	18,696

Gross profit excluding actions	$330,195	$326,975	$1,278,050	$1,419,908

SG&A as reported	$238,326	$233,340	$940,530	$1,009,607
Spinoff-related and other expenses included in SG&A	(315)	—	(2,832)	—
Accelerated depreciation included in SG&A	(2,546)	(1,252)	(3,084)	14

SG&A excluding actions	$235,465	$232,088	$934,614	$1,009,621

Operating profit as reported	$77,432	$58,398	$270,856	$317,480
Gross profit actions	6,868	17,329	12,776	42,558
SG&A actions	2,861	1,252	5,916	(14)
Restructuring	7,569	17,908	53,888	50,263

Operating profit excluding actions	$94,730	$94,887	$343,436	$410,287

C. Net income excluding actions

Net income (loss) as reported	$(1,082)	$17,881	$51,283	$127,169
Gross profit actions	6,868	17,329	12,776	42,558
SG&A actions	2,861	1,252	5,916	(14)
Restructuring	7,569	17,908	53,888	50,263
Other expense (income)	42,764	(634)	49,301	(634)
Tax effect on actions	(4,735)	(6,762)	(14,626)	(20,278)

Net income excluding actions	$54,245	$46,974	$158,538	$199,064

D. EBITDA

Net income (loss)	$(1,082)	$17,881	$51,283	$127,169
Interest expense, net	38,731	39,795	163,279	155,077
Income tax expense (benefit)	(2,981)	1,356	6,993	35,868
Depreciation and amortization	29,986	37,532	96,755	115,145

Total EBITDA	$64,654	$96,564	$318,310	$433,259